CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated April 26, 2013, with respect to the financial statements of Wells Fargo Advantage Dow Jones Target Today Fund, Wells Fargo Advantage Dow Jones Target 2010 Fund, Wells Fargo Advantage Dow Jones Target 2015 Fund, Wells Fargo Advantage Dow Jones Target 2020 Fund, Wells Fargo Advantage Dow Jones Target 2025 Fund, Wells Fargo Advantage Dow Jones Target 2030 Fund, Wells Fargo Advantage Dow Jones Target 2035 Fund, Wells Fargo Advantage Dow Jones Target 2040 Fund, Wells Fargo Advantage Dow Jones Target 2045 Fund, Wells Fargo Advantage Dow Jones Target 2050 Fund, and Wells Fargo Advantage Dow Jones Target 2055 Fund, eleven of the funds comprising the Wells Fargo Funds Trust as of February 28, 2013,  incorporated herein by reference and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 25, 2013